UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2013
U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34530 (Commission File Number)	76-0586680 (I.R.S. Employer Identification No.)

311 N. Main Street
Euless, Texas 76039

(Address of Principal Executive Offices, Including Zip Code)

(817) 835-4100

(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors (the “Board”) of U.S. Concrete, Inc. (the “Company”) previously adopted the U.S. Concrete, Inc. Long Term Incentive Plan (the “LTIP”). The LTIP is maintained to, among other things, attract, retain and motivate certain employees, directors, and consultants of the Company and its subsidiaries (the “Company Entities”). On June 27, 2013, the Board approved a form of award agreement that will be used to grant restricted stock awards pursuant to the LTIP (the “Restricted Stock Agreement”). The following is intended to provide a brief description of the Restricted Stock Agreement, but is not a complete description and is qualified in its entirety by reference to the Restricted Stock Agreement (Employee Form) filed as Exhibit 10.1 to this Form 8-K.
The Restricted Stock Agreement (substantially in the form filed hereto as Exhibit 10.1) will set forth the number of restricted shares a recipient may be entitled to receive, subject to certain forfeiture restrictions and the applicable vesting schedules as determined by the compensation committee of the Board at the time of an award. The Restricted Stock Agreement will subject the restricted shares to both a time-based vesting schedule and a performance-based vesting schedule tied to one of the performance measures that are set forth in the LTIP. The Restricted Stock Agreement provides for the forfeiture of unvested awards in the event that the participant is terminated for any reason other than death or due to a “change of control,” which is generally defined in the LTIP as the occurrence of “a change in the ownership” of the Company, “a change in effective control” of the Company, or “a change in the ownership of a substantial portion of the assets” of the Company, in each case, within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. The vesting schedule in the Restricted Stock Agreement shall be accelerated in the event that the participant’s termination of services ends due to the participant’s death, or upon the occurrence of a change of control (as described above and more fully defined in the LTIP). The foregoing provisions of the Restricted Stock Agreement may be overridden by the terms of a particular participant’s individual employment, change in control, severance or similar agreement.
The Restricted Stock Agreement attached to this report provides for the prompt delivery of certificates or other evidence of the number of shares of restricted stock as to which restrictions have lapsed for a participant, subject to such participant’s and the Company’s compliance with all applicable tax withholding and securities laws and restrictions.

ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Agreement (Employee Form)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. Concrete, Inc.

Date: July 1, 2013	By:	/s/ William J. Sandbrook

Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Agreement (Employee Form)